SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

SKY POWER SOLUTIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-24459	90-0314205
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 888-641-3912

Superlattice Power, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Change of Company’s Name to Sky Power Solutions Corp. and Reverse Stock Split

On April 2, 2011, our Board of Directors authorized the merger with our wholly-owned subsidiary, Sky Power Solutions Corp., and in the merger the name of our company was changed to Sky Power Solutions Corp.  On April 2, 2011, the Board also approved the filing with the Secretary of State of Nevada a Certificate of Change that effected a 1:300 reverse split in our outstanding common stock and a reduction of our authorized common stock in the same 1:300 ratio, from 750,000,000 shares to 2,500,000 shares.  Both of these corporate actions were permitted to be taken by the Company’s Board of Directors without stockholder approval under Nevada NRS 92A.180 (for the merger with the subsidiary and name change) and NRS 78.207 (for the change in authorized and outstanding stock), and were authorized to be effective upon receipt of FINRA approval for trading purposes.

The change of the Company’s name to Sky Power Solutions Corp. and the 1:300 reverse split with the concurrent reduction of our authorized common stock in the same ratio were approved by FINRA and effective for trading purposes on April 26, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1c	Articles of Merger with Subsidiary Amending Articles of Incorporation to change name of Company to Sky Power Solutions Corp., filed April 7, 2011.

3.1d	Certificate of Change, filed April 8, 2011.

SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

SUPERLATTICE POWER, INC.

Dated: April 27, 2011	By:	/s/ Mehboob Charania
Mehboob Charania, President